Exhibit 10.5

DEFERRED STOCK AWARD AGREEMENT

FOR COMPANY EMPLOYEES

UNDER THE WATTS WATER TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

The award of deferred Class A Common Stock (“Deferred Stock”) of Watts Water Technologies, Inc. (the “Company”) made to the grantee (the “Grantee”), as set forth in the Deferred Stock award notification provided through the Grantee’s stock plan account on the E*TRADE website, is subject to the provisions of the Company’s Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) and the terms and conditions contained in this Deferred Stock Award Agreement (the “Agreement”).  By accepting the award of Deferred Stock on the E*TRADE website, the Grantee agrees to the terms and conditions of this Agreement.

1.                                      Nature and Acceptance of Award .  The Deferred Stock award entitles the Grantee to receive that number of shares of Class A Common Stock of the Company (“Stock”) as set forth on the E*TRADE website with respect to this award upon vesting as provided in this Agreement.  The Grantee shall have no rights to the Deferred Stock or to receive the Stock upon settlement of the Deferred Stock under this Agreement unless he or she shall have accepted the Deferred Stock award through the E*TRADE website.  Unless and until the shares of Stock are actually issued to the Grantee upon vesting of the Deferred Stock in accordance with this Agreement, the Grantee shall not by reason of being granted the Deferred Stock be deemed to be a shareholder of the Company or to have any other right to the Stock, except as otherwise provided in this Agreement.  Accordingly, the Grantee has no right to vote or receive dividends or any other rights as a shareholder with respect to the shares of Deferred Stock.

2.                                      Restrictions and Conditions.

(a)                                 The Deferred Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee.

(b)                                 If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (other than death or disability) prior to vesting of the Deferred Stock granted herein, the unvested shares of Deferred Stock shall be immediately and automatically forfeited to the Company upon termination of employment, without payment of any consideration to the Grantee.  The Grantee shall have no further rights with respect to the Deferred Stock or to receive shares of Stock with respect thereto.

3.                                      Vesting of Deferred Stock.  Unless otherwise provided in this Agreement or the Plan, the Deferred Stock shall vest in accordance with the following vesting schedule:  33 1/3% of the total number of shares of Deferred Stock shall vest on the first anniversary of the date of grant, an additional 33 1/3% of the total number of shares of Deferred Stock shall vest on the second anniversary of the date of grant, and the remaining 33 1/3% of the total number of shares of Deferred Stock shall vest on the third anniversary of the date of grant.  Notwithstanding the foregoing, if the Grantee’s employment is terminated by reason of death or disability (as determined by the Administrator) prior to the vesting of shares of Deferred Stock granted herein, the unvested shares of Deferred Stock held by the Grantee shall become fully vested.  The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4.                                      Delivery of Stock.  As soon as practicable following the vesting of the Deferred Stock, the Company shall issue in the name of the Grantee that number of shares of Stock corresponding to this award, without any of the restrictions contained in Paragraph 2 applicable thereto. Notwithstanding anything herein to the contrary, the Company may postpone the issuance of the shares of Stock until it is satisfied that the issuance of such Stock will not violate any applicable law. The actual issuance of the shares of Stock shall be subject to the terms and conditions as the Company may establish from time to time in order to comply with applicable law.

5.                                      Dividend Equivalents.  An account shall be established for the Grantee, to which shall be credited dividend equivalents equal to the product of (a) the number of shares of Deferred Stock subject to this award, and (b) the dividend declared on a single share of Stock.  To the extent the Grantee becomes vested in the Deferred Stock, the Grantee shall be entitled to a cash distribution of the dividend equivalents credited to his or her account at the same time as the shares of Stock are issued with respect to the Deferred Stock so vesting.

6.                                      Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.                                      Limitations on Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.                                      Tax Withholding.  The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, local or other taxes of any kind required by law to be withheld with respect to the grant or vesting of the Deferred Stock and/or payment of dividend equivalents thereon under Paragraph 5.  The Grantee shall satisfy such tax withholding obligations on the Deferred Stock by transferring to the Company, on each date on which such tax liability shall arise, such number of shares of Stock or Deferred Stock as have a Fair Market Value equal to the amount of the Company’s tax withholding obligation in connection with such shares of Stock or Deferred Stock.  Such delivery of Stock or Deferred Stock to the Company shall be deemed to happen automatically, without any action required on the part of the Grantee, and the Company is hereby authorized to take such actions as are necessary to effect such delivery.  With respect to the dividend equivalents, the Grantee authorizes the Company to withhold from any cash payments thereof, the amount of all required tax withholdings.

9.                                      Compensation Recovery Policy.  Notwithstanding anything contained in this Agreement to the contrary, all Deferred Stock awarded under this Agreement, and any shares of Class A Common Stock issued upon settlement hereunder shall be subject to forfeiture or repayment pursuant to the terms of the Company’s Compensation Recovery Policy as in effect from time to time, including any amendments necessary for compliance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

10.                               Miscellaneous.

(a)                                 Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)                                 This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.